Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form 8-K/A of our report dated March 23, 2016 on the consolidated financial statements of Community First Bancshares, Inc. for the years ended December 31, 2015 and 2014.

/s/ Erwin & Company

Erwin & Company

Little Rock, Arkansas

December 27, 2016